UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Transocean Ltd.
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Transocean Ltd.
Investor Relations and
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Analyst Contact:	Gregory S. Panagos	News Release
+1 713-232-7551

Media Contact:	Guy A. Cantwell	FOR RELEASE: April 4, 2011
+1 713-232-7647

TRANSOCEAN LTD. ANNOUNCES SCHEDULE FOR FIRST INSTALLMENT OF PROPOSED DIVIDEND

ZUG, SWITZERLAND—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced the schedule for the first installment of its proposed dividend of approximately U.S. $1 billion to be paid out of additional paid in capital. Contingent on shareholder approval next month, the expected distribution schedule for the payment of the first of four planned installments is as follows:

•                  May 18, 2011 — Ex-dividend date

•                  May 20, 2011 — Record date. Note: the company will separately announce the start and end dates of election period to receive payment in Swiss francs instead of U.S. dollars.

•                  June 15, 2011 — Installment payment date

The first installment is expected to be $0.79 per share, or approximately $252.4 million total, based on the current number of the company’s outstanding shares.

In February, the company’s Board of Directors recommended that shareholders approve the proposed dividend at the 2011 Annual General Meeting. The proposed dividend is contingent on shareholders rescinding at the meeting a previously approved U.S. $1 billion distribution in the form of a par-value reduction, as well as shareholder approval of the proposal to carry forward available earnings. For more information on the proposed dividend please refer to the company’s proxy statement, which is available through the company’s website at http://www.deepwater.com/proxymaterials.cfm.

The 2011 Annual General Meeting will open to shareholders of record as of April 26, 2011 and will be held at 4 p.m. CEST, on May 13, 2011, in Cham, Switzerland. Additional details of the meeting are being provided to shareholders in the company’s proxy statement.

Statements regarding the proposed dividend and timing of dividend payment dates, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to shareholder approval, the number of shares outstanding at the time of the payment of the dividend, exchange rates, operating hazards and delays, actions by customers and other third parties, actions by regulatory authorities, the future price of oil and gas, actual revenues earned and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Transocean, Ltd. is the world’s largest offshore drilling contractor and the leading provider of drilling management services worldwide. With a fleet of 136 mobile offshore drilling units as well as one ultra-deepwater drillship and three high-specification jackups under construction, Transocean’s fleet is considered one of the most modern and versatile in the world due to its emphasis on technically demanding segments of the offshore drilling business. Transocean owns or operates a contract drilling fleet of 47 High-Specification Floaters (Ultra-Deepwater, Deepwater and Harsh-Environment semisubmersibles and drillships), 25 Midwater Floaters, nine High-Specification Jackups, 52 Standard Jackups and other assets utilized in the support of offshore drilling activities worldwide.

For more information about Transocean, please visit our website at www.deepwater.com.

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